UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2010

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.
(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations.

Item 1.02               Termination of a Material Definitive Agreement

On May 7, 2010, Emergency Medical Services Corporation completed its previously announced redemption of all of its $250 million principal amount of 10% senior subordinated notes due 2015 (the “Senior Subordinated Notes”), pursuant to Section 3.07(b) of the Indenture dated as of February 10, 2005 among AMR HoldCo, Inc. and EmCare HoldCo, Inc., as issuers, the Guarantors party thereto and U.S. Bank Trust National Association, as trustee.  The redemption price was 105% of the principal amount of the Senior Subordinated Notes, plus accrued and unpaid interest thereon to May 7, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

May 13, 2010	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P.
(Registrant)

	By:	Emergency Medical Services Corporation, its General Partner

May 13, 2010	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President